Exhibit 99.1


                   Esterline 2Q EPS $.43 From Continuing OPS;
                 Earnings $9.2 Million on $150.2 Million Sales;
                Full Year EPS Remains on Target: $1.50 to $1.60

    BELLEVUE, Wash.--(BUSINESS WIRE)--June 1, 2004--Esterline Corporation (NYSE:ESL)(www.esterline.com), a leading specialty manufacturer serving aerospace/defense markets, today reported fiscal 2004 second quarter (ended April 30) income from continuing operations of $9.2 million, or $.43 per diluted share, on $150.2 million sales. Comparable earnings a year ago were $6.0 million, or $.29 per diluted share, on sales of $135.3 million.
    Robert W. Cremin, Esterline CEO said, "...industry trends appear to be turning in our favor." He said that as U.S. and international airline traffic picks up, "...we're seeing a rebound in our commercial aerospace business." He noted that the company's order rate has been steadily improving over the past two quarters, reflecting a gradual return of commercial airline traffic to pre-September 11 levels.
    Cremin pointed out that roughly 80% of Esterline's business is split evenly between commercial aerospace and defense markets. He said that the company's defense activity continues to be strong, "...with solid demand for our aircraft and land vehicle cockpit components including displays and pilot controls, and our advanced materials."
    He said the remaining 20% stems from non-aerospace commercial applications of the company's core technologies, notably interface systems for medical equipment. Cremin said, "...medical markets are a natural evolution for our technology," and noted that GE Healthcare recently presented Esterline's Advanced Input Systems operation with its Global MVP Award for 2003, recognizing GE Healthcare's top worldwide overall supplier in terms of performance.
    Year-to-date income from continuing operations was $11.1 million, or $.52 per diluted share, on sales of $282.8 million. The results include a previously reported first quarter $1.9 million tax benefit and a $2.9 million after-tax severance expense. For the first six months of fiscal 2003, income from continuing operations was $11.9 million, or $.57 per share, on sales of $261.6 million.
    The company also reported $0.7 million in net income, or $.03 per diluted share, in the second quarter from a discontinued operation, W.A. Whitney. In July 2002, Esterline discontinued its Automation segment to focus on its core aerospace/defense business. Esterline continues to pursue the sale of W. A. Whitney. Cremin said, "...Whitney has weathered a prolonged downturn in its industry and is benefiting from improving heavy equipment markets." He added that Whitney maintains a "...superior reputation for high quality and innovative products."
    Including discontinued operations, the company reported net earnings in the second quarter of fiscal 2004 of $9.9 million, or $.46 per diluted share, compared with $0.2 million, or $.01 per diluted share, in the prior year period. The year-ago period included a loss from discontinued operations of $5.8 million, or ($.28) per diluted share. Year-to-date net earnings were $11.8 million, or $.55 per diluted share, and $6.1 million, or $.29 per diluted share, in the prior year period.
    Orders received in the second quarter totaled $158.5 million compared with $165.9 million a year ago. The decrease reflects the timing of receiving combustible ordnance orders. Year-to-date orders are up nearly 6% to $311.8 million from $294.2 million a year ago. Backlog at April 30, 2004, was $329.9 million compared with $314.3 million at the end of the prior year period, and $321.6 million at the end of last quarter.

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current intent and expectations of the management of Esterline, are not guarantees of future performance, and involve risks and uncertainties that are difficult to predict. Esterline's actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements due to changes in aerospace/defense industry demand and other risks detailed in the company's public filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended October 31, 2003.
    EDITOR: See attached Consolidated Statement of Operations and Consolidated Balance Sheet


                  ESTERLINE TECHNOLOGIES CORPORATION
                 Consolidated Statement of Operations
                In thousands, except per share amounts

                                Three months ended   Six months ended
                                 April 30,  May 2,  April 30,   May 2,
                                   2004      2003      2004      2003
                                --------  --------  --------  --------
Segment Sales
   Avionics & Controls         $ 52,292  $ 49,797  $ 98,608  $ 98,133
   Sensors & Systems             43,252    36,805    81,048    62,965
   Advanced Materials            54,410    48,561   102,808   100,185
   Other                            240       118       328       327
                               --------- --------- --------- ---------
Net Sales                       150,194   135,281   282,792   261,610
Cost of Sales                    99,890    94,711   192,486   182,367
                               --------- --------- --------- ---------
                                 50,304    40,570    90,306    79,243
Expenses
   Selling, general and
    administrative               26,866    27,231    57,560    51,648
   Research, development and
      engineering                 6,442     3,975    12,358     8,157
                               --------- --------- --------- ---------
   Total Expenses                33,308    31,206    69,918    59,805
                               --------- --------- --------- ---------
Operating Earnings from
   Continuing Operations         16,996     9,364    20,388    19,438
   Gain on sale of product
    line                             --      (863)       --      (863)
   Loss on derivative
    financial instruments            --        74        --        74
   Other income                     (19)       (3)     (575)       (2)
   Interest income                 (284)     (124)     (597)     (266)
   Interest expense               4,164     1,719     8,457     3,501
                               --------- --------- --------- ---------
Other Expense, Net                3,861       803     7,285     2,444
                               --------- --------- --------- ---------
Income from Continuing
 Operations Before
 Income Taxes                    13,135     8,561    13,103    16,994
Income Tax Expense                3,895     2,519     1,985     5,109
                               --------- --------- --------- ---------
Income from Continuing
 Operations                       9,240     6,042    11,118    11,885

Income (Loss) from
 Discontinued Operations,
 Net of Tax                         672    (5,808)      672    (5,808)
                               --------- --------- --------- ---------
Net Earnings                   $  9,912  $    234  $ 11,790  $  6,077
                               ========= ========= ========= =========
Earnings (Loss) Per Share--
 Basic:
   Continuing operations       $    .44  $    .29  $    .53  $    .57
   Discontinued operations          .03      (.28)      .03      (.28)
                               --------- --------- --------- ---------
Earnings Per Share--Basic      $    .47  $    .01  $    .56  $    .29
                               ========= ========= ========= =========
Earnings (Loss) Per Share--
 Diluted:
   Continuing operations       $    .43  $    .29  $    .52  $    .57
   Discontinued operations          .03      (.28)      .03      (.28)
                               --------- --------- --------- ---------
Earnings Per Share--Diluted    $    .46  $    .01  $    .55  $    .29
                               ========= ========= ========= =========
Weighted Average Number
   of Shares Outstanding--
    Basic                        21,168    20,829    21,133    20,812
Weighted Average Number
   of Shares Outstanding--
    Diluted                      21,495    21,017    21,466    21,021


                      Consolidated Balance Sheet
                             In thousands

                                                   April 30,  May 2,
                                                     2004      2003
Assets                                               ----      ----
Current Assets
   Cash and cash equivalents                       $111,435  $ 31,111
   Cash in escrow                                     1,007     4,517
   Short-term investments                            19,035        --
   Accounts receivable, net                          86,884    81,808
   Inventories                                       83,598    75,029
   Income tax refundable                              4,079     5,383
   Deferred income tax benefits                      15,258    24,578
   Prepaid expenses                                   9,117     6,544
                                                   --------- ---------
       Total Current Assets                         330,413   228,970

Property, Plant and Equipment, Net                  119,544   102,927

Net Assets of Discontinued Operations                    --     6,850
Other Non-Current Assets
   Goodwill                                         190,784   160,891
   Intangibles, net                                 114,973    63,258
   Debt issuance costs, net                           6,139        --
   Other assets                                      22,279    22,716
                                                   --------- ---------
                                                   $784,132  $585,612
                                                   ========= =========
Liabilities and Shareholders' Equity
Current Liabilities
   Accounts payable                                $ 22,251  $ 19,276
   Accrued liabilities                               72,316    64,388
   Credit facilities                                  2,952     8,820
   Current maturities of long-term debt                 451    30,421
   Federal and foreign income taxes                     506       128
                                                   --------- ---------
       Total Current Liabilities                     98,476   123,033

Long-Term Liabilities
   Long-term debt, net of current maturities        245,631    72,233
   Deferred income taxes                             25,178    22,864

Net Liabilities of Discontinued Operations            2,868        --

Shareholders' Equity                                411,979   367,482
                                                   --------- ---------
                                                   $784,132  $585,612
                                                   ========= =========


    CONTACT: Esterline Corporation
             Brian Keogh 425/453-9400